                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                            Aehr Test Systems
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)
                 -----------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

           -----------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

           -----------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           -----------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

           -----------------------------------------------------------------
      (5)  Total fee paid:

           -----------------------------------------------------------------
[   ]      Fee paid previously with preliminary materials.
      [   ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:

           -----------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:

           -----------------------------------------------------------------
      (3)  Filing Party:

           -----------------------------------------------------------------
      (4)  Date Filed:

           -----------------------------------------------------------------

                           [LOGO]AEHR TEST SYSTEMS


                              AEHR TEST SYSTEMS
                              400 Kato Terrace
                          Fremont, California 94539
                       _____________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 27, 2009
                        _____________________________


To The Shareholders of
  Aehr Test Systems:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Aehr Test Systems, a California corporation (the "Company"), to be held on October 27, 2009, at 4:00 p.m., at the Company's corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

    1.  To elect six directors.

    2. To approve an amendment to the Company's 2006 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by an additional 800,000 shares.

    3. To approve an amendment to the Company's 2006 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by an additional 250,000 shares.

    4. To ratify the selection of Burr, Pilger & Mayer LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2010.

    5. To approve an amendment to the Company's restated articles of incorporation authorizing the Board of Directors, in its discretion, to effect a reverse stock split of the Company's Common Stock pursuant to which any whole number of outstanding shares between and including Two (2) and Five (5) would be combined into one share of Common Stock and to concurrently decrease the authorized number of shares of Common Stock on a proportional basis.

    6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


      Only holders of record of Common Stock at the close of business on September 8, 2009 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person. If you attend the Annual Meeting, you may vote in person even if you return a proxy.

                                      By Order of the Board of Directors,



                                     -------------------------------------
                                      RHEA J. POSEDEL
                                      Chief Executive Officer and
                                      Chairman of the Board of Directors

          IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
    MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD OCTOBER 27, 2009:


      The Company's Proxy Statement, form of proxy card and Annual Report are available at: www.aehr.com under the heading "Investors" and the subheading "Proxy Materials".

                              AEHR TEST SYSTEMS
                              400 Kato Terrace
                         Fremont, California 94539
                              _______________

                              PROXY STATEMENT
                              _______________

                    2009 ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Aehr Test Systems, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on October 27, 2009 and at any adjournments thereof.

    At the Annual Meeting, the Shareholders will be asked:
    1.  To elect six directors.
    2. To approve an amendment to the Company's 2006 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by an additional 800,000 shares.
    3. To approve an amendment to the Company's 2006 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by an additional 250,000 shares.
    4. To ratify the selection of Burr, Pilger & Mayer LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2010.
    5. To approve an amendment to the Company's restated articles of incorporation authorizing the Board of Directors, in its discretion, to effect a reverse stock split of the Company's Common Stock pursuant to which any whole number of outstanding shares between and including Two (2) and Five (5) would be combined into one share of Common Stock and to concurrently decrease the authorized number of shares of Common Stock on a proportional basis.
    6. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

      The Board of Directors has fixed the close of business on September 8, 2009 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock ("Common Share") held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.
      This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 28, 2009.

                                THE ANNUAL MEETING
Date, Time and Place
      The Annual Meeting will be held on October 27, 2009 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General
      The Company's principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote
      Shareholders of record at the close of business on September 8, 2009 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,495,692 shares of Common Stock outstanding and entitled to vote.

Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation
      Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder's votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.
      The Company is soliciting proxies for the Annual Meeting from its shareholders. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes
      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and shares that are voted "FOR," "AGAINST" or "ABSTAIN" are also treated as shares entitled to vote (the "Votes Cast") at the Annual Meeting with respect to such matter.
      While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.
      Broker non-votes (i.e. votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will be counted for purposes of determining whether a quorum exists but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same affect as a vote against the proposal.

Deadline for Receipt of Shareholder Proposals for 2010 Annual Meeting
      Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2010 Annual Meeting of Shareholders must be received by the Company no later than May 31, 2010, in order that they may be included in the proxy statement and form of proxy related to that meeting.

Shareholder Information
      IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

      If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention: Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

How to Obtain Directions to Location of Annual Meeting
      The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by calling the Company at (510) 623-9400.

Internet Availability of Proxy Materials
      This Proxy Statement, the form of proxy card and the Annual Report are available on our website www.aehr.com under the heading "Investors" and the subheading "Proxy Materials".

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                                 AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 2009, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

                                                     Shares Beneficially
                                                           Owned(1)
                                                   -----------------------
Beneficial Owner                                     Number      Percent(2)
----------------                                   -----------   ----------
Named Executive Officers and Directors:
Rhea J. Posedel (3)                                  1,128,404      13.1%
Robert R. Anderson (4)                                 180,686       2.1%
William W. R. Elder (5)                                 60,150        *
Mukesh Patel (6)                                        43,179        *
Mario M. Rosati (7)                                    238,800       2.8%
Howard T. Slayen (8)                                    15,000        *
Gary L. Larson (9)                                     154,829       1.8%
Joel Bustos (10)                                        62,890        *
David S. Hendrickson (11)                              103,702       1.2%
Gregory M. Perkins (12)                                 39,561        *
All Directors and Executive Officers
    as a group (12 persons) (13)                     2,156,421      23.5%

Principal Shareholders:
State of Wisconsin Investment Board (14)
   121 East Wilson Street, Madison, WI 53702           821,143       9.7%
___________________


*    Represents less than 1% of the Common Shares

(1) Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2) Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2009 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 9,950 shares held by Rhea J. Posedel, trustee for Natalie Diane Posedel, Mr. Posedel's daughter, and 148,473 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(4) Includes 63,186 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(5) Includes 6,000 shares held by William W.R. Elder, trustee for his sons Derek S. Elder (3,000 shares) and Corwin W. Elder (3,000 shares) and 21,250 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(6) Includes 16,250 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(7) Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 151,016 shares held by Mario
    M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/9/90, 22,500 shares held by WS Investment Company, LLC (2001A) of which
    Mr. Rosati is a general partner and 34,583 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(8) Includes 5,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(9) Includes 91,290 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(10) Includes 62,122 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(11) Includes 101,789 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(12) Includes 39,561 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(13) Included 682,107 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2009.

(14) Based solely on Schedule 13G/A filed January 30, 2009 with the SEC by the State of Wisconsin Investment Board ("SWIB"). SWIB has sole investment and sole voting power with respect to the shares.

Equity Compensation Plan Information
      The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of May 31, 2009.

                              (a)                   (b)                       (c)
                                                                      Number of Securities
                                                                  remaining available for future
                    Number of securities to  Weighted-average         issuance under equity
                    be issued upon exercise  exercise price of         compensation plans
                    of outstanding options,  outstanding options, (excluding securities reflected
Plan Category       warrants and rights	      warrants and rights          in column (a))
-------------       ----------------------   -------------------   ------------------------------

Equity compensation
plans approved by
security holders           1,672,674 (1)            $5.28                       580,385

Equity compensation
plans not approved
by security holders             --                   --                            --

Total                      1,672,674                $5.28                       580,385

---------------------

(1) Issued pursuant to the Company's 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan ("Stock Option Plans") and the Company's 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, which require the approval of and have been approved by the Company's shareholders. See description of the Stock Option Plans below.

Stock Option Plans

      On October 26, 2006, the Company's shareholders approved the 2006 Equity Incentive Plan (the "2006 Equity Incentive Plan"). Options granted under the 2006 Equity Incentive Plan are generally for periods not to exceed ten years (five years if the option is an incentive stock option granted to a 10% shareholder) and are granted at the fair market value of the stock at the date of grant as determined by the Board of Directors.

      The 2006 Equity Incentive Plan replaces the Amended and Restated 1996 Stock Option Plan (the "1996 Stock Option Plan") which would otherwise have expired in 2006. The 1996 Stock Option Plan will continue to govern awards previously granted under that plan. However, the shares represented by options granted under the 1996 Stock Option Plan that terminate without being exercised are added to the shares available for grant under the 2006 Equity Incentive Plan. More information regarding the 2006 Equity Incentive Plan is set forth in the section entitled "Amendment to the 2006 Equity Incentive Plan". As of May 31, 2009, out of the 2,172,000 shares authorized for grant under the 1996 Stock Option Plan and 2006 Equity Incentive Plan, approximately 1,636,000 shares had been granted. Because Rhea J. Posedel owns more than 10% of the Company's outstanding Common Stock, the exercise price of any incentive stock option granted to him is set at a 10% premium above the market price on the date of the grant. All other exercise prices are equal to the closing price of the Company's Common Stock on the date of the grant as reported on the NASDAQ Global Market.

      On October 26, 2006, the Company's shareholders approved the 2006 Employee Stock Purchase Plan (the "2006 Employee Stock Purchase Plan"). A total of 200,000 shares of the Company's Common Stock were reserved for issuance under the 2006 Employee Stock Purchase Plan. The 2006 Employee Stock Purchase Plan has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six-month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year. The first exercise date under the 2006 Employee Stock Purchase Plan was April 1, 2007. All employees who work a minimum of 20 hours per week and are customarily employed by the Company (or an affiliate thereof) for at least five months per calendar year are eligible to participate. Under this plan, shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company's Common Stock at either the first day of an offering period or the last day of the purchase period. If a participant's rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the 2006 Employee Stock Purchase Plan.

      The 2006 Employee Stock Purchase Plan replaces the 1997 Employee Stock Purchase Plan which would have otherwise expired in 2007. For the year ended May 31, 2009, approximately 73,000 shares of Common Stock were issued under the 1997 Employee Stock Purchase Plan and the 2006 Employee Stock Purchase Plan.
As of May 31, 2009, 519,276 shares have been issued under 1997 Employee Stock Purchase Plan and the 2006 Employee Stock Purchase Plan. Because Rhea J. Posedel owns more than 10% of the Company's outstanding Common Stock, he is precluded from participating in the 1997 Employee Stock Purchase Plan and the 2006 Employee Stock Purchase Plan.


                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

      At the Annual Meeting, six directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

      The names of the nominees and certain information about them are set forth below:


Name of Nominee            Age          Position                                   Director
                                                                                   Since
---------------------     ---- -------------------------------------------------   --------

Rhea J. Posedel            67  Chairman of the Board and Chief Executive Officer     1977
Robert R. Anderson(1)(2)   71  Director                                              2000
William W.R. Elder(2)(3)   70  Director	                                       1989
Mukesh Patel(1)(3)         51  Director	                                       1999
Mario M. Rosati            63  Director	                                       1977(4)
Howard T. Slayen(1)        62  Director                                              2008
-------------------

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating and Governance Committee
(4) Mr. Rosati was a member of the Board of Directors from 1977 to September 2008 and then rejoined the Board of Directors in February 2009.

      The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

      RHEA J. POSEDEL is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in 1977. From the Company's inception through May 2000, Mr. Posedel also served as President of the Company. Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly Lockheed Missile & Space Corporation), Ampex Corporation, and Cohu, Inc. Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an

M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

      ROBERT R. ANDERSON has been a director of the Company since October 2000. Mr. Anderson currently is a director of MKS Instruments, Inc., a semiconductor components and equipment supplier. Mr. Anderson also serves as a director for Energetiq Technology, Inc., a private company. Mr. Anderson is a graduate of Bentley University and served as a trustee of Bentley University from 1993 through 2004.

      WILLIAM W. R. ELDER has been a director of the Company since 1989. From 1981 to 1996, Dr. Elder was the Chief Executive Officer of Genus, Inc., a semiconductor equipment company, and then again from 1998 until the company was acquired by AIXTRON AG ("AIXTRON") in 2005. Dr. Elder retired from AIXTRON in December 2007. Dr. Elder is currently President and CEO of Maskless Lithography Inc., a capital equipment start-up company based in San Jose, California. Dr. Elder received a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.

      MUKESH PATEL has been a director of the Company since June 1999. Mr. Patel was President and Chief Executive Officer of Metta Technology, which he co-founded in 2004, until November 2006, when LSI Logic Corporation acquired it. He founded Sparkolor Corporation, acquired by Intel Corporation in late 2002, and co-founded SMART Modular Technologies, Inc. ("SMART Modular"), a high value added memory products company, acquired by Solectron Corporation in late 1999. From February 1989 to July 1995, Mr. Patel served as Vice President and General Manager Memory Product Division of SMART Modular from August 1995 to August 1998 and as Vice President, Engineering. Mr. Patel also serves as a director of SMART Modular and for several privately-held companies. Mr. Patel received a B.S. degree in Engineering with an emphasis in digital electronics from Bombay University, India.

      MARIO M. ROSATI was a director of the Company from 1977 to 2008, and then
rejoined the Board of Directors in 2009.   Mr. Rosati is a member of the law
firm Wilson Sonsini Goodrich & Rosati, Professional Corporation which he joined in 1971. Mr. Rosati is a director of Sanmina-SCI Corporation, an electronics manufacturing services company and a publicly-held company, as well as several privately-held companies. Mr. Rosati received a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley School of Law.

      HOWARD T. SLAYEN has been a director of the Company since 2008. Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications business. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner. Mr. Slayen currently is a director of Lantronix, Inc., a provider of embedded networking solutions. Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

Board Matters and Corporate Governance

Board Meetings and Committees

      The Board of Directors held a total of four (4) meetings during the fiscal year ended May 31, 2009. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.

      The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

      The Audit Committee of the Board of Directors is comprised entirely of independent directors, as defined by the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect. More information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the section entitled "Report of the Audit Committee." The Audit Committee is governed by a written charter approved by the

Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.aehr.com. The Audit Committee consists of directors Messrs. Slayen, Anderson and Patel. The Board of Directors has determined that Mr. Slayen is an audit committee financial expert as defined by
Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson and Elder, each of whom is an independent member of the Board of Directors, as defined by the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee held one (1) meeting during fiscal year 2009. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.aehr.com. More information regarding the Compensation Committee's processes and procedures can be found herein in the section entitled "Compensation Discussion and Analysis."

      The Nominating and Governance Committee of the Board of Directors currently consists of Messrs. Elder and Patel, each of whom is an independent member of the Board of Directors, as defined by the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect. The Nominating and Governance Committee held one (1) meeting during fiscal year 2009. The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board of Directors; selects, or recommends for the selection of the Board of Directors, director nominees; evaluates director compensation; reviews the composition of committees of the Board of Directors and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board of Directors and corporate officers. The Nominating and Governance Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Nominating and Governance Committee charter on its website: www.aehr.com.

Shareholder Recommendations

      The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications" below. Any shareholder recommendations proposed for consideration by the Board of Directors should include the candidate's name and qualifications for Board membership and should be addressed to:

Aehr Test Systems
400 Kato Terrace
Fremont, CA 94539
Attn:  Secretary

      In addition, procedures for shareholder direct nomination of directors are discussed under "Deadline for Receipt of Shareholder Proposals" above.

Director Qualifications

      Members of the Board should have the highest professional and personal ethics and values, consistent with the Company's Code of Conduct and Ethics adopted by the Board. They should have broad experience at the policy-making level in business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

      The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company's annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.

      The Board of Directors has determined that each of its current directors, except for Rhea J. Posedel, the Company's Chief Executive Officer, is independent within the meaning of the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect.

Annual Meeting Attendance

      Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company's shareholders. All five members of the Board of Directors attended the 2008 annual meeting of shareholders.

Code of Conduct and Ethics

      The Board of Directors has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Code of Conduct and Ethics may be found on the Company's website at www.aehr.com. The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company's website at www.aehr.com, on the Investors page.

Communications with the Board

      The Company does not have a formal policy regarding shareholder communication with the Board of Directors. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539. Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

                        REPORT OF THE AUDIT COMMITTEE (1)

      The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Messrs. Slayen, Anderson and Patel, held five (5) meetings in fiscal year 2009. Each member is an independent director in accordance with the NASDAQ Global Market Audit Committee requirements as currently in effect. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

      The Company's management has primary responsibility for preparing the Company's consolidated financial statements and for the Company's financial reporting process. The Company's independent registered public accounting firm, Burr, Pilger & Mayer LLP ("BPM"), is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended May 31, 2009. BPM, the Company's independent registered public accounting firm for fiscal year 2009, issued their unqualified report dated September 1, 2009 on the Company's consolidated financial statements.

      The Audit Committee has also discussed with BPM the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from BPM required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM relative to its independence. The Audit Committee has considered whether BPM's provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company's audited consolidated financial statements for the fiscal year ended May 31, 2009 be included in the Company's Annual Report on Form 10-K.

                                          AUDIT COMMITTEE

                                          Howard T. Slayen
                                          Robert R. Anderson
                                          Mukesh Patel

(1) The information regarding the Audit Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Director Compensation

      Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. In response to the current slowdown in the semiconductor manufacturing industry and the related impact on the Company's net revenues, during fiscal 2009 the Company implemented a temporary reduction in fees paid to the Board of Directors. Under the current reduced fees each outside director receives (1) an annual retainer of $25,000, (2) $1,250 for each regular board meeting he attends, and (3) $625 for a special telephonic meeting he attends. In addition, each outside Committee member receives the payment in the following amounts he attends a committee meeting if the meeting is not held on the same day as a regular meeting of the Board of Directors. If the committee meeting is held on the same day as a regular meeting of the Board of Directors, then the committee members shall be paid 50% of the following amounts: Audit

Committee Chairman - $1,000, Audit Committee Member - $ $750, Compensation Committee Chairman - $875, and Other Committee Members - $625. Outside directors are also reimbursed for certain expenses incurred in attending board and committee meetings. Directors are eligible to participate in the Company's stock option plans. In each of fiscal 2007 and 2008, outside directors Robert Anderson, William Elder, Mukesh Patel, and Mario Rosati were each granted options to purchase 5,000 shares at $7.28 per share and $6.07 per share, respectively. In fiscal 2009, outside directors Robert Anderson, William Elder and Mukesh Patel were each granted options to purchase 5,000 shares at $2.30 per share, an option to purchase 3,750 shares at $1.29 per share was granted to outside director Mario M. Rosati and an option to purchase 15,000 shares at $2.30 was granted to outside director Howard T. Slayen. All exercise prices are equal to the closing price of the Company's Common Stock on the date of the grant as reported on the NASDAQ Global Market. eligible to participate in the Company's stock option plans. In each of fiscal 2007 and 2008, outside directors Robert Anderson, William Elder, Mukesh Patel, and Mario Rosati were each granted options to purchase 5,000 shares at $7.28 per share and $6.07 per share, respectively. In fiscal 2009, outside directors Robert Anderson, William Elder and Mukesh Patel were each granted options to purchase 5,000 shares at $2.30 per share, an option to purchase 3,750 shares at $1.29 per share was granted to outside director Mario M. Rosati and an option to purchase 15,000 shares at $2.30 was granted to outside director Howard T. Slayen. All exercise prices are equal to the closing price of the Company's Common Stock on the date of the grant as reported on the NASDAQ Global Market.

      The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

      The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2009 to the Company's non-executive officer directors:


                            Director Compensation

                              Fees Earned or   Option Award      Total
  Name                Year     Paid in Cash         (2)       Compensation
------------------    ----    --------------   ------------   ------------
Rhea J. Posedel(1)    2009           --             --             --
Robert R. Anderson    2009        $39,625        $13,700        $53,325
William W.R. Elder    2009        $38,125        $13,700        $51,825
Mukesh Patel          2009        $37,750        $13,700        $51,450
Mario M. Rosati       2009        $26,250        $10,622        $36,872
Howard T. Slayen      2009        $29,125        $ 3,214        $32,339

------------------

  (1) Rhea J. Posedel is an executive officer and does not receive any additional compensation for services provided as a director.
  (2) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended May 31, 2009 in accordance with SFAS 123 (R), and thus includes amounts from awards granted in and prior to fiscal 2009. See Note 1 of the consolidated financial statements in the Company's Annual Report for the year ended May 31, 2009 regarding the assumptions underlying valuation of equity awards. The full grant date fair value of the awards granted to each director in fiscal 2009, computed in accordance with SFAS 123 (R) were:
       Robert R. Anderson: $7,281; William W.R. Elder: $7,281; Mukesh Patel:
       $7,281; Mario M. Rosati: $3,032; and Howard T. Slayen: $21,843. At fiscal year end, the aggregate number of option awards outstanding for each director was as follows: Robert R. Anderson: 61,936; William W.R.
       Elder: 20,000, Mukesh Patel: 15,000; Mario M. Rosati: 33,750, and Howard T. Slayen: 15,000. Options granted vest as to one-twelfth (1/12th) of the shares each month after the date of grant over a period of one year, so long as the optionee remains a director of the Company.

Vote Required

      The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See "Quorum; Abstentions; Broker Non-Votes."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES ISTED
                                 ABOVE


                                 PROPOSAL 2

              AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN
Proposal

      The Board of Directors is proposing that the 2006 Equity Incentive Plan be amended to increase the number of shares authorized thereunder by an additional 800,000 shares of Common Stock. The Company previously reserved 1,200,000 shares of Common Stock for issuance under the 2006 Equity Incentive Plan, plus (i) 181,405 shares that were reserved but not issued under the 1996 Stock Option Plan, (ii) any shares subject to stock options or similar awards granted under the 1996 Stock Option Plan that expire or otherwise terminate without having been exercised in full and (iii) any shares issued pursuant to awards granted under the 1996 Stock Option Plan that are forfeited to or repurchased by the Company.

      The Board of Directors is proposing this amendment in order to allow for sufficient stock options to cover the Company's needs for at least the next fiscal year.

Participation in the 2006 Equity Incentive Plan

      The grant of options, stock purchase rights, stock bonus awards and long-term performance awards under the 2006 Equity Incentive Plan to employees, including the executive officers named in the Summary Compensation Table herein, is subject to the discretion of the plan administrator. As of the date of this proxy statement, there has been no determination by the plan administrator with respect to future awards under the 2006 Equity Incentive Plan. Accordingly, future awards are not determinable. No stock bonus awards or long-term performance awards were granted during the last fiscal year. The following table sets forth information with respect to the grant of options to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all outside directors as a group and to all other employees as a group during the last fiscal year:

Amended Plan Benefits

2006 Equity Incentive Plan

                                                                Weighted
                                             Securities         Average
        Name of Individual                    Underlying      Exercise Price
               Or                             Options        Share ($/share)
   Identity of Group and Position             Granted(#)       ($/share)
-----------------------------------------    ----------      --------------
Rhea J. Posedel                                54,000             $7.01
Gary L. Larson                                 27,000             $6.52
Joel Bustos                                    27,000             $6.52
David S. Hendrickson                           36,000             $6.52
Gregory M. Perkins                             27,000             $6.52
All current Executive Officers as a group     207,000             $6.65
All outside Directors as a group               33,750             $2.19
All other employees (including all current
Officers who are not Executive Officers)
as a group                                    314,200             $6.00


Summary of Stock Plan

      Purpose. The purposes of the 2006 Equity Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants of the Company and to promote the success of the Company's business.

      Status of Shares. As of August 31, 2009, options to purchase a total of 1,427,759 (net of cancelled or expired options) shares were outstanding under the 2006 Equity Incentive Plan. In addition, options to purchase 103,708 (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) shares remained available for future grant thereunder. As discussed above, shares represented by options granted under the 1996 Stock Option Plan that terminate without being exercised are added to the shares available for future grant under the 2006 Equity Incentive Plan.

      Eligibility; Administration. Under the 2006 Equity Incentive Plan, employees may be granted "incentive stock options" intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and employees, directors and consultants may be granted "non-statutory stock options" not intended to qualify under such statute. The 2006 Equity Incentive Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board of Directors and consisting of at least two members of the Board, which determine the terms of options granted, including the exercise price, the number of shares subject of the option and the options' exercisability. The Board or its committee has sole discretion to interpret any provision of the 2006 Equity Incentive Plan.

      Exercise Price. The exercise price of options granted under the 2006 Equity Incentive Plan is determined by the Board of Directors or its committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. However, the exercise price of incentive stock options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company must not be less than 110% of the fair market value on the date of grant. The Common Stock is currently traded on the NASDAQ Global Market.
While the Company's stock is traded on the NASDAQ Global Market, the fair market value is the reported closing price on the date of grant.

      Exercisability. Options granted to new optionees under the 2006 Equity Incentive Plan generally become exercisable starting one month after the date of grant with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

      Stock Purchase Rights. The 2006 Equity Incentive Plan permits the Company to grant rights to purchase Common Stock. After the Board or Committee determines that it will offer stock purchase rights under the 2006 Equity Incentive Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a stock purchase agreement or a stock bonus agreement in the form determined by the Board or Committee.

      Unless the Board or Committee determines otherwise, the stock purchase agreement or a stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason. The purchase price for shares repurchased pursuant to the stock purchase agreement or a stock bonus agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board or Committee may determine.

      Amendment and Termination. The Board may at any time amend or terminate the 2006 Equity Incentive Plan without approval of the shareholders; provided, however, that the Company will obtain shareholder approval of any amendment to the 2006 Equity Incentive Plan to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), with Section 422 of the Code, or with any other applicable law or regulation, including requirements of the NASDAQ Stock Market LLC or any established stock exchange. Any amendment or termination of the 2006 Equity

Incentive Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

Certain Federal Tax Information

      An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

      An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

Vote Required

      Approval of the amendment to the 2006 Equity Incentive Plan requires the affirmative vote of the Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT
                      TO THE 2006 EQUITY INCENTIVE PLAN

                                 PROPOSAL 3

            AMENDMENT TO THE 2006 EMPLOYEE STOCK PURCHASE PLAN

Proposal

      The Board of Directors is proposing that the 2006 Employee Stock Purchase Plan (the "ESPP") be amended to increase the number of shares authorized thereunder by an additional 250,000 shares of Common Stock. The Company previously reserved 600,000 shared of Common Stock for issuance under the ESPP.

      The Board of Directors is proposing this amendment in order to enable the Company to continue its policy of encouraging employee equity participation in the Company by enabling employees to purchase the Company's Common Stock at a discount from the market price through voluntary payroll deductions. The Management also believes the continued opportunity for employees equity participation will promote the attraction, retention and motivation of employees.

Participation in the 2006 Employee Stock Purchase Plan

      Participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Outside directors are not eligible to participate in the ESPP. No purchases have been made under the ESPP since its amendment by the Board. However, purchases were made under the ESPP prior to such amendment. The following table sets forth certain information regarding shares purchased under the ESPP during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the ESPP for each of the executive officers named in the Summary Compensation Table, for all current executive officers as a group and for all other employees who participated in the ESPP as a group:

Amended Plan Benefits

2006 Employee Stock Purchase Plan

                                                                  Payroll
                                          Number of   Dollar   Deductions as
       Name of Individual                  Shares     Value        of
   or Identity of Group and               Purchased    (1)      Fiscal Year
         Position                            (#)       ($)          End
--------------------------------          ---------  --------- -------------
Rhea J. Posedel                                 --        --             --
Gary L. Larson                                6,000    $ 2,237      $     1
Joel Bustos                                     294    $   160           --
David S. Hendrickson                             --        --            --
Gregory M. Perkins                               --        --            --
All current executive officers as a group    11,985    $ 4,464      $     1
All other employees (including all
current officers who are not executive
officers) as a group                         60,643    $19,314      $19,447

-------------------------------

(1) Market value of shares on date of purchase, minus the purchase price under the ESPP.


Summary of Stock Plan

      Purpose. The purpose of the ESPP is to provide employees of the Company who participate in the ESPP with an opportunity to purchase shares of the Company's Common Stock through payroll deductions.

      Administration. The Board or a committee appointed by the Board (referred to herein as the "Administrator") administers the ESPP. All questions of interpretation or application of the ESPP are determined by the Administrator and its decisions are final, conclusive and binding upon all participants.

      Eligibility. Each of the Company's employees or the employees of the Company's designated subsidiaries who is a common law employee and whose customary employment with the Company or one of the Company's designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the ESPP; except that no employee will be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of the Company's capital stock or the capital stock of one of the Company's designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of the Company's employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

      Offering Date. Each offering period under the ESPP will expire on the earliest to occur of (i) the completion of the purchase of shares on the last exercise date occurring within twenty-four months of the offering date of such option, (ii) such shorter offering period as may be determined by the Administrator, or (iii) the date on which an eligible employee ceases to be a participant under the ESPP. Each offering period will generally consist of a number of purchase periods after which shares will be purchased. Until the Administrator determines otherwise, a purchase period will be approximately six months and run from April 1 to October 1 and October 1 to April 1. To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 10% of a participant's compensation during the offering period. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee's employment with the Company or one of the Company's designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of the Company's Common Stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

      Purchase Price. Shares of the Company's Common Stock may be purchased under the ESPP at a purchase price not less than 85% of the lesser of the fair market value of the Company's Common Stock on (i) the first day of an offering period, or (ii) the last day of the purchase period. The fair market value of the Company's Common Stock on any relevant date will be the closing price per share as reported on the NASDAQ Global Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

      Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of the Company's Common Stock that a participant may purchase in each purchase period during an offering period will be determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 3,000 shares each purchase period. During an offering period, a participant may discontinue his or her participation in the ESPP, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

      All payroll deductions made for a participant are credited to the participant's account under the ESPP, are withheld in whole percentages only and are included with the Company's general funds. Funds received by the Company pursuant to exercises under the ESPP are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

      Withdrawal. Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to the Company.

      Termination of Employment. Upon termination of a participant's employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant's account (to the extent not used to make a purchase of the Company's Common Stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, and such participant's option will automatically be terminated.

      Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Administrator will adjust the number and class of Common Stock which may be delivered under the ESPP, the purchase price per share and the number of shares of Common Stock covered by each option under the ESPP which has not yet been exercised, and the maximum number of shares a participant can purchase during a purchase period.

      Dissolution or Liquidation. In the event of the Company's proposed dissolution or liquidation, the Administrator will shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any purchase periods and offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

      Change of Control. In the event of a merger or "change of control," as defined in the ESPP, each option under the ESPP will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the merger or change of control. If the Administrator shortens any purchase periods and offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan.

      The Administrator may at any time terminate or amend the ESPP including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

New Plan Benefits

      Participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP.

Certain Federal Income Tax Information

      The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

      The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

      THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.


Vote Required

      Approval of the amendment to the ESPP requires the affirmative vote of the Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT
                 TO THE 2006 EMPLOYEE STOCK PURCHASE PLAN

                                PROPOSAL 4

           RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                              ACCOUNTING FIRM

      The Board of Directors of the Company has selected Burr, Pilger & Mayer LLP, as the Company's independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2010, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services

      The following table sets forth the aggregate fees billed or to be billed by Burr, Pilger & Mayer LLP for the following services for the fiscal years ended May 31, 2009 and 2008:


    DESCRIPTION OF SERVICES
                                          2009          2008
                                        --------      --------
Audit Fees                              $159,395      $186,895
                                        --------      --------
TOTAL                                   $159,395      $186,895
                                        ========      ========

      Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company's fiscal 2009 and fiscal 2008 annual consolidated financial statements, for the review of the condensed consolidated financial statements included in the Company's quarterly reports during such periods and for the review of the Company's Registration Statement on Form S-8.

      The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company' independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In fiscal 2009, all audit and non-audit services were pre-approved in accordance with the Company's policy.

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION
           OF THE APPOINTMENT OF BURR, PILGER & MAYER LLP

                                PROPOSAL 5

      APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

      The Company is seeking shareholder approval of an amendment to the Company's restated articles of incorporation to effect a reverse stock split of the Company's Common Stock pursuant to which any whole number of outstanding shares between and including two (2) to five (5) would be combined into one share of Common Stock and to concurrently decrease the authorized number of shares of Common Stock on a proportional basis and to authorize the Board of Directors to select and file one such amendment at any time prior to the first anniversary of the Annual Meeting; provided that, the Board of Directors is not obligated to effect a stock split in that time period unless the Board of Directors deems it to be in the best interests of the corporation and the shareholders.

Overview

      The Board of Directors recommends the shareholders approve an amendment to the Company's restated articles of incorporation (the "Articles") to effect a reverse stock split of all outstanding shares of the Company's Common Stock at an exchange ratio ranging from one-for-two (1:2) to one-for-five (1:5) and to concurrently decrease the authorized number of shares of Common Stock on a proportional basis. You are now being asked to vote upon this amendment to the Articles. Should we receive the required shareholder approval, the Board of Directors will have the sole authority to elect, at any time prior to the first anniversary of this Annual Meeting: (1) whether or not to effect a reverse stock split, and (2) if so, the number of whole shares of Common Stock between and including two (2) and five (5) which will be combined into one share of Common Stock with a proportional reduction in the number of authorized shares of Common Stock. The Board of Directors believes that providing the flexibility for the Board of Directors to choose an exact split ratio based on then-current market conditions is in the best interests of the Company and its shareholders.

      By obtaining shareholder approval of a reverse stock split at the Annual Meeting, the Board of Directors will be able to determine the most appropriate time to effectuate the reverse stock split, based on factors such as prevailing market conditions and trading price. If approved by the shareholders, and following such approval, the Board of Directors determines that a reverse stock split is in the best interests of the Company and its shareholders, the reverse stock split will become effective upon filing an amendment with the Secretary of State of the State of California in the form attached hereto as Appendix A. The amendment will contain the number of shares selected by the Board of Directors within the limits set forth in this proposal to be combined into one share of Common Stock. Upon filing of the amendment, the number of authorized and issued and outstanding shares of Common Stock would be reduced in accordance with the split ratio determined by the Board of Directors.

      Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of outstanding Common Stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split.

Reasons for the Reverse Stock Split

      The Board of Directors believes that a reverse stock split and corresponding reduction in the total number of authorized shares of Common Stock may be desirable and should be approved by shareholders for a number of reasons, including:

      Potential Increased Investor Interest. The Board of Directors believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split and corresponding reduction in the total number of authorized shares of Common Stock will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of the Common Stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split, the Board of Directors is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

      Reduced Risk of NASDAQ Delisting. On September 15, 2009, the Company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC informing it that for the previous thirty consecutive trading days, the bid price of the Company's Common Stock had closed below the minimum $1.00 per share requirement for continued listing set forth in Marketplace Rule 4450(a)(1), and that, in accordance with Marketplace Rule 5810(c)(3)(A), the Company was being provided 180 calendar days, or until March 15, 2010, to regain compliance with the minimum $1.00 per share bid price requirement. Compliance will be achieved if the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten consecutive trading days prior to March 15, 2010. Approval of this proposal would provide the Company with the ability to increase the share price of the Common Stock above $1.00 per share in the event that the Company is unable to comply with Marketplace Rule 4450(a)(1) prior to the annual meeting of shareholders in 2010.

Effects of the Reverse Stock Split

      Reduction of Shares Held by Individual Shareholders. After the effective date of the proposed reverse stock split, each shareholder will own fewer shares of Common Stock. However, the proposed reverse stock split will affect all of the shareholders uniformly and will not affect any shareholder's percentage ownership interests, except to the extent that the reverse split results in any of the shareholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to reverse stock split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the reverse stock split. The number of shareholders of record will not be affected by the proposed reverse stock split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split). However, if the proposed reverse stock split is implemented, it will increase the number of shareholders of the Company who own "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.

      Reduction in Total Outstanding and Authorized Shares. The proposed reverse split will reduce the total number of authorized and outstanding shares of Common Stock by the split ratio determined by the Board of Directors within the limits set forth in this proposal. The following table contains approximate information relating to the Common Stock under certain of the possible split ratios based on share information as of September 8, 2009 (in thousands):

                               Pre Reverse  1-for-  1-for-  1-for-   1-for-
                                  Split      Two    Three    Four     Five
-----------------------------  -----------  ------  ------  ------   ------
Authorized                        75,000    37,500  25,000  18,750   15,000
Outstanding                        8,496     4,248   2,832   2,124    1,699
Reserved for future issuance
     pursuant to outstanding
     equity grants                 2,068     1,034     689     517      414
Reserved for future issuance
     pursuant to stock option
     plan                            104        52      35      26       21
Reserved for future issuance
     Pursuant to employee
     purchase plan                    81        40      27      20       16
Authorized and unreserved         64,251    32,126  21,417  16,063   12,850
                                  ======    ======  ======  ======   ======

      Change in Number and Exercise Price of Employee and Director Equity Awards. The proposed reverse stock split will reduce the number of shares of Common Stock available for issuance under our employee and director equity plans in proportion to the exchange ratio selected by the Board of Directors within the limits set forth in this proposal. Under the terms of our outstanding equity awards, the proposed reverse stock split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

      Regulatory Effects. The Company's Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If the proposed reverse stock split is implemented, the Common Stock will continue to trade on The NASDAQ Global Market under the symbol "AEHR" (although NASDAQ would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

      No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Risks of Proposed Reverse Split

      The proposed reverse stock split may not increase our stock price, which would prevent the Company from realizing some of the anticipated benefits of the reverse stock split.

      The Board of Directors expects that the reverse split will increase the price per share of our Common Stock, which in turn would, among other things, broaden the class of investors who invest in our stock, help increase analyst and broker interest in our stock and reduce the possibility that our stock trades below $1.00 per share for an extended period of time, which could cause our stock to be delisted from the NASDAQ Global Market. While the Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock, the effect of a reverse split upon the market price of our Common Stock cannot be predicted with any certainty. The market price of our Common Stock is primarily driven by other factors unrelated to the number of shares outstanding, including our current and expected future performance, conditions in the semiconductor industry and stock market conditions generally. Therefore, it is possible that the per share price of our Common Stock after the reverse split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, which could cause the Company to fail to realize the anticipated benefits of the reverse stock split.

The proposed reverse stock split may decrease the liquidity of our stock.

      The liquidity of our Common Stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

      If the reverse stock split is approved by the shareholders, it will be effected, if at all, only upon a determination by the Board of Directors that a reverse stock split is in the best interests of the Company and the shareholders. Such determination shall be based upon certain factors, including our then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, the likely effect on the market price of our Common Stock and desire to continue to meet the listing requirements for the NASDAQ Global Market. Notwithstanding approval of the reverse stock split by the shareholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment to the articles of incorporation and determine not to effect the reverse stock split. If the Board of Directors fails to implement the reverse stock split prior to the one year anniversary of the Annual Meeting, shareholder approval again would be required prior to implementing any reverse stock split.

Effective Date

      The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to the Articles with the office of the Secretary of State of the State of California. Except as explained below with respect to fractional shares, on the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal and the authorized number of shares of Common Stock will be reduced on a proportional basis to the exchange ratio implemented.

Payment for Fractional Shares

      No fractional shares of Common Stock will be issued as a result of the proposed reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing sales price of our Common Stock on the effective date as reported on the NASDAQ Global Market by (b) the number of shares of our Common Stock held by such shareholder that would otherwise have been exchanged for such fractional share interest.

Exchange of Stock Certificates

      As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected. The Company's transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e. shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-reverse split shares who hold physical stock certificates will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for a book entry with the transfer agent or certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. RECORD SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

      For beneficial holders of pre-reverse split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the reverse split.

Effect on Registered "Book-Entry" Holders of Common Stock (i.e. shareholders that are registered on the transfer agent's books and records but do not hold stock certificates)

      Certain holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

      If a shareholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the shareholder's address of record indicating the number of shares of Common Stock held following the reverse stock split.

      If a shareholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the shareholder's registered address as soon as practicable after the effective date. By signing and cashing the check, shareholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is received.

Accounting Consequences

      The par value per share of our Common Stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

No Appraisal Rights

      Our shareholders are not entitled to dissenter's or appraisal rights under California corporate law with respect to the proposed amendment to the Articles to effect the reverse split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

      The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each shareholder is advised to consult his or her tax advisor as to his or her own situation.

      The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a shareholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

      A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by the Company as a result of the reverse stock split.

Vote Required

      Approval of the amendment to the Articles requires the affirmative vote of the Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

                      COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

      The Company compensates the Company's executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company's primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

      The Company's compensation programs are designed to:
  1. reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;
  2. attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;
  3. share the risks and rewards of the Company's business with the Company's executive officers; and
  4. maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

      To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers' overall compensation to the Company's financial performance and Common Stock price. In determining the compensation for the Company's executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States. The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer's overall performance and contribution to the Company. The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives. The Compensation Committee ensures that the total compensation paid to the Company's executive officers is competitive and consistent with the Company's compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

Role of Compensation Committee

      The Company's executive officer compensation program is overseen and administered by the Compensation Committee. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Company's Board of Directors, and consists of Messrs. Anderson and Elder, each of whom is an "outside director" for purposes of
Section 162(m) of the Internal Revenue Code and a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act.

      The Company's Compensation Committee has primary responsibility for ensuring that the Company's executive officer compensation and benefit program is consistent with the Company's compensation philosophy and corporate governance guidelines and is responsible for determining the executive compensation packages offered to the Company's executive officers.

      The Compensation Committee is responsible for:

  1. Determining the specific executive officer compensation methods to be used by the Company and the participants in each of those specific programs;

  2. Determining the evaluation criteria and timelines to be used in those programs;
  3. Determining the processes that will be followed in the ongoing administration of the programs; and
  4.  Determining their role in the administration of the programs.

      Many of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Elements of Compensation

      In structuring the Company's compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

      The Company designs base salary to provide the essential reward for an executive officer's work. Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer's specific performance achievements.

      The Company utilizes equity-based compensation, including stock options, to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company's shareholders.
Executive officers whose skills and results the Company deems to be critical to the Company's long-term success are eligible to receive higher levels of equity-based compensation.

      The Company also utilizes various forms of performance-based compensation, including cash bonuses and commissions that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer's outstanding results and for the achievement of corporate objectives.
Core benefits, such as the Company's basic health benefits, 401(k) program, Employee Stock Ownership Plan ("ESOP") and life insurance, are designed to provide support to executive officers and their families.

      Currently, the Company uses the following executive officer compensation vehicles:

      Cash-based programs: base salary, annual bonus plan and a sales commission plan; and

      Equity-based programs: The 2006 Equity Incentive Plan, the 2006 Employee Stock Purchase Plan and the ESOP.

      These programs apply to all executive level positions, except for the sales commission plan, which only applies to the Vice President of Worldwide Sales and Service. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

      Consistent with the Company's compensation philosophy, the Company has structured each element of the Company's executive officer compensation program as described below.

Base Salary

      The Company creates a set of base salary structures that are both affordable and competitive in relation to the market. The Company determines the Company's executive officer salaries based on job responsibilities and individual experiences. The Company monitors base salary levels within the market and makes adjustments to the Company's structures as needed after considering the recommendations of management. The Company's Compensation Committee reviews the salaries of the Company's executive officers annually, and the Company's Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position.

Annual Bonus

      The Company's executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals. The Company's executive officers are eligible to receive cash bonuses based upon the Company's achievement of certain financial and performance goals set by the Compensation Committee. The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a one-year time horizon. The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company's goal of strengthening the connection between the interests of management and the Company's shareholders. In fiscal 2010, the Chief Executive Officer is eligible to receive a maximum cash bonus of up to 30% of his base salary and the Company's Chief Financial Officer is eligible to receive a maximum cash bonus of up to 30% of his base salary. Vice Presidents are eligible are eligible to receive maximum cash bonuses of up to 30% of their base salaries depending on individual and company performance.

      In fiscal 2009, the Company's Compensation Committee determined the maximum cash bonus levels for the Company's Chief Executive Officer, Chief Financial Officer and Vice Presidents to be 90%, 80% and up to 80% of base compensation, respectively. Based on the corporate financial performance for the year, the Compensation Committee awarded no cash bonuses to the Company's Chief Executive Officer, Chief Financial Officer and Vice Presidents. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Sales Commission

      The sales commission plan is a sales commission program and provides a payout to the Vice President of Worldwide Sales and Service ("VP-WSS") based on achievement of sales objectives, or quotas. The VP-WSS receives a standard commission for sales up to 100% of quota and accelerated commissions based on sales above quota. Commissions are "earned" at the time of booking, and commissions are paid after the close of the quarter of booking. Under this plan, the VP-WSS earned $24,853 in fiscal 2009. The VP-WSS was paid $34,451 during fiscal 2009. This $34,451 included $11,365 that was earned in fiscal 2008. The remaining $1,767 earned in fiscal 2009 was paid to the VP-WSS in fiscal 2010. The $34,451 in commissions paid to the VP-WSS is included in the annual compensation salary column in the Summary Compensation Table on page 26.

Equity Compensation

      The Company awards equity compensation to the Company's executive officers based on the performance of the executive officer and guidelines related to each executive officer's position in the Company. The Company determines the Company's option guidelines based on information derived from the Company's experience with other companies and, with respect to the Company's executive officers, informal surveys of companies in the Company's industry. The Company typically bases awards to newly hired executive officers on these guidelines and the Company bases the Company's award decisions for continuing executive officers on these guidelines as well as an executive officer's performance for the prior fiscal year. The Company evaluates each executive officer's awards based on the factors described above and competitive practices in the Company's industry. The Company believes that stock option ownership is an important factor in aligning corporate and individual goals. The Company utilizes equity-based compensation, including stock options, to encourage long-term performance, with corporate performance and extended executive officer tenure producing potentially significant value.

      The Company's Compensation Committee generally grants stock options to executive officers. Such grants are typically made coincident with the first meeting of the Board of Directors held each fiscal year. The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired executive officers, the Company's practice is typically to make stock option grants effective on or shortly after the executive officer's hire date. The Company does not plan or time the Company's stock option grants in coordination with the release of material non-public information for the purpose of affecting the value of executive officer compensation.

      The criteria for determining the appropriate salary level, bonus and stock option grants for each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and
(c) individual performance. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain operating profit, revenue growth, and timely new product introduction. Individual performance is measured to specific objectives relevant to the executive officer's position and a specific time frame.
These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

      The processes used by the Compensation Committee include the following steps:

      1. The Compensation Committee periodically reviews information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys are used.

      2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executive officers. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on respective performance objectives of each executive officer.

      3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

      4. At the end of the performance cycle, the Chief Executive Officer evaluates each other executive officers relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

      5. The final evaluations and compensation decisions are discussed with each executive officer by the Chief Executive Officer or Compensation Committee, as appropriate.

      In fiscal 2009, the Company granted a total of 554,950 option shares, of which a total of 207,000 option shares were granted to the Company's executive officers, representing 37.3% of all option shares granted in fiscal 2009. The Company's Compensation Committee does not apply a formula for allocating stock options to executive officers. Instead, the Company's Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of options to be granted in the fiscal year. The description for the type of equity-based compensation program should be read in conjunction with "Equity Compensation Plan Information" and "Stock Option Plans" in this Proxy Statement and the related notes in the "Notes to Consolidated Financial Statements" of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Other Benefits

      Executive officers are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company's 401(k) plan, the Company's ESOP and ESPP. Because Rhea J. Posedel owns more than 10% of the Company's outstanding Common Stock he is precluded from participating in the ESPP. During fiscal 2009, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the All Other Compensation column. Other than these payments, the executive officers participate on the same basis as other employees and there were no other special benefits or perquisites provided to any executive officer in fiscal 2009. The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company's 401(k) plan and ESOP. The Company is not required to make, and did not make any contributions to the 401(k) plan during fiscal 2009. During fiscal 2009, the Company contributed $60,000 to the Company's ESOP.

      The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel, on September 13, 2006 with Mr. Gregory M. Perkins and on July 9, 2007 with Mr. Joel Bustos, pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in fiscal 2010 following a change of control, the amounts payable to Messrs. Buck, Bustos, Hendrickson, Larson, Perkins and Posedel would be approximately $90,000, $113,000, $119,000, $163,000, $99,000 and $261,000,
respectively. In addition to the amount payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officer's unvested stock options based on the spread between the closing price of the Company's Common Stock on May 31, 2009 (the last business day of the fiscal year) of $0.93 and the exercise price of the stock options for Messrs. Buck, Bustos, Hendrickson, Larson, Perkins and Posedel would be $0.

Compensation of the Chief Executive Officer

      The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Rhea J. Posedel, the Company's Chief Executive Officer, in fiscal year 2009. In setting both the cash-based and the equity-based elements of Mr. Posedel's compensation, the Compensation Committee considered the company's performance, competitive forces taking into account Mr. Posedel's experience and knowledge, and Mr. Posedel's leadership in achieving the Company's long-term goals. During fiscal year 2009, he received two stock option grant under the Company's 2006 Stock Option Plan for 54,000 shares. This option vests over four years. The Compensation Committee believes Mr. Posedel's fiscal year 2009 compensation was fair relative to the Company's performance and Mr. Posedel's individual performance and leadership, and that it rewards him for this performance and will serve to retain him as a key employee.

Policy on Deductibility of Compensation

      The Company is required to disclose the Company's policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2009 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

Compensation of Executive Officers

      In response to the current slowdown in the semiconductor manufacturing industry and the related impact on the Company's net revenues, during fiscal 2009 the Company implemented a temporary reduction in compensation paid to the Officers. The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal year ended May 31, 2009 and 2008 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year ended May 31, 2009 and 2008.

                          Summary Compensation Table

                                                              Long-term
                                                             Compensation
                                                             Securities
    Name and Principal    Fiscal Annual Compensation Option  Underlying   All Other
         Position         Year	 Salary(1) Bonus(2)  Awards   Options    Compensation    Total
------------------------- ----   --------- -------- -------- ----------- ------------  ---------
                                                       (3)      (4)          (5)
Rhea J. Posedel           2009   $236,287      --   $101,443     $2,706     $24,465     $364,901
  Chief Executive Officer 2008   $237,479   $58,794  $66,054     $5,777     $27,467     $395,571
    and Chairman of the   2007   $217,911   $55,011  $56,642     $5,739     $33,790     $369,093
    Board of Directors

Gary L. Larson            2009   $205,759      --    $70,283     $2,706      $8,103     $286,851
  Vice President of       2008   $207,763   $45,823  $59,001     $5,777      $6,981     $325,345
    Finance and Chief     2007   $189,343   $42,388  $52,390     $5,739     $10,982     $300,842
    Financial Officer

Joel Bustos               2009   $196,668      --   $112,130     $2,665     $23,973     $335,436
  Vice President of       2008   $183,500   $40,268  $81,415     $4,307     $25,828     $335,318
    Operations            2007      --         --       --         --          --           --

David S. Hendrickson      2009   $208,234      --    $73,425     $2,706     $26,493     $310,858
  Vice President of       2008	 $202,186   $54,491  $49,991     $5,619     $26,679     $338,966
    Engineering           2007   $195,283   $55,245  $40,179	 $5,739     $28,023     $324,469

Gregory M. Perkins (6)    2009   $215,241      --    $52,526     $2,409     $15,651     $285,837
  Vice President of       2008   $246,037   $10,386  $43,242     $5,777     $16,456     $321,898
    Worldwide Sales and   2007   $230,406   $10,440  $48,656     $5,739     $17,815     $313,056
      Service
----------------------------

(1) The amounts in this column include any salary contributed by the named executive officer to the Company's 401 (k) plan.
(2) Bonus amounts paid or accrued in fiscal 2009, 2008 and 2007 were made under the Company's executive bonus plan.
(3) The amounts in this column represent the dollar amount recognized for financial statement reporting purposes computed in accordance with SFAS 123 (R) and thus includes awards granted in and prior to fiscal 2009, 2008 and 2007. See Note 1 to the consolidated financial statements of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2009, 2008 and 2007 for assumptions used to estimate the fair value of options granted during fiscal year 2009, 2008 and 2007. The Company's stock-based compensation expense recognized under SFAS 123 (R) reflects an estimated forfeiture rate of 2%, 2% and 4% in fiscal 2009, 2008 and 2007, respectively. The values recognized in the "Option Awards" column above do not reflect such expected forfeitures.
(4)  Represents contributions made by the Company under its ESOP.
(5) Consists of health and life insurance premiums and medical costs paid by the Company during the fiscal year ended May 31, 2009, 2008 and 2007.

(6) The amount shown in the Annual Compensation Salary column for fiscal 2009 includes $34,451 in commissions paid in fiscal 2009. Of this $34,451, $11,365 had been earned in fiscal 2008. An additional $1,767 has been earned but not paid in fiscal 2009 and is not included in these figures. The $1,767 was paid in fiscal 2010. The amount shown in the Annual Compensation Salary column for fiscal 2008 included $62,294 in commissions paid in fiscal 2008. Of this $62,294, $20,245 had been earned in fiscal 2007. An additional $11,365 has been earned but not paid in fiscal 2008 and is not included in these figures. The $11,365 was paid in fiscal 2009. The amount shown in the Annual Compensation Salary column for fiscal 2007 includes $57,031 in commissions paid in fiscal 2007. Of this $57,031, $11,597 had been earned in fiscal 2006.
     An additional $20,246 has been earned but not paid in fiscal 2007 and is not included in these figures. The $20,246 was paid in fiscal 2008.

Stock Option Grants and Exercises

      The following table provides information with regard to each grant of an award made to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2009.


                   Grants of Plan-Based Awards in Fiscal 2009


                          Estimated Possible Payouts Number of  Exercise   Grant Date
                  Option     Under Non-Equity        Securities	 Price of  Fair Value of
                  Grant    Incentive Plan Awards(1)  Underlying  Option   Stock Option
Name              Date       Target    Maximum       Option (2) Awards(3)   Awards
-----           ---------- ---------   ---------     ---------  --------- --------------
Rhea J. Posedel  6/24/2008  $106,234    $212,468        4,774     $9.94      $29,173
                 6/24/2008                             25,226    $10.93     $149,224
                11/13/2008                              6,388     $2.48       $8,791
                11/13/2008                             17,612     $2.25      $24,970

Gary L. Larson   6/24/2008   $83,570    $167,140       15,000     $9.94      $91,662
                11/13/2008                              1,659     $2.25       $2,352
                11/13/2008                             10,341     $2.25      $14,661

Joel Bustos      6/24/2008   $80,730    $161,460        5,700     $9.94      $34,832
                 6/24/2008                              9,300     $9.94      $56,830
                11/13/2008                              7,227     $2.25      $10,246
                11/13/2008                              4,773     $2.25       $6,767

David S.         6/24/2008   $84,418    $168,837        3,868     $9.94      $23,637
  Hendrickson    6/24/2008                             16,132     $9.94      $98,579
                11/13/2008                              7,990     $2.25      $11,328
                11/13/2008                              8,010     $2.25      $11,357

Gregory M.       6/24/2008      --         --             371     $9.94       $2,267
  Perkins        6/24/2008                             14,629     $9.94      $89,395
                11/13/2008                                250     $2.25         $354
                11/13/2008                             11,750     $2.25      $16,659

---------------

(1) Reflects the target and maximum values of cash bonus award to the named executive officers in fiscal 2009. The cash bonus award amounts actually paid to the named executive officers in fiscal 2009 are shown in the Summary Compensation Table for fiscal 2009 under the heading "Annual Compensation, Bonus" refer to "Compensation Discussion and Analysis" above for a description of the cash bonus compensation.
(2) The stock options granted in fiscal 2009 are generally exercisable starting one month after the date of grant, with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Each of these options expires
     5 years from the date of grant.
(3) Options are granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant. Because Rhea J. Posedel owns more than 10% of the Company's outstanding Common Stock, the exercise prices of any incentive stock option granted to him is set at a 10% premium above the market price on the date of the grant. Non-qualified stock options may be granted to Mr. Posedel at the market price on the date of grant.

     The following table presents certain information concerning the outstanding equity awards held as of May 31, 2009 by each named executive officer.

                  Outstanding Equity Awards at Fiscal Year-End

                          Option Awards
                      Number of Securities            Option       Option
                  Underlying Unexercised Options(1)   Exercise    Expiration
Name                Exercisable   Unexercisable       Price (2)    Date (3)
----------------- -------------   -----------------   ---------   ----------
Rhea J. Posedel       40,000              --            $4.466      7/22/2009
                      25,000              --            $3.170      6/26/2010
                      35,000              --            $3.993      6/30/2011
                      34,270             730            $3.091      6/23/2012
                      10,625           4,375            $9.295      7/18/2013
                      15,812          17,188            $6.556      6/26/2012
                       5,880          19,346           $10.934      6/24/2013
                         994           3,780            $9.940      6/24/2013
                         500           5,888            $2.475     11/13/2013
                       2,201          15,411            $2.250     11/13/2013

Gary L. Larson        23,000              --            $4.060      7/22/2009
                      15,000              --            $2.880      6/26/2010
                      20,000              --            $3.630      6/30/2011
                      24,479             521            $2.810      6/23/2012
                       7,083           2,917            $8.450      7/18/2013
                       9,583          10,417            $5.960      6/26/2012
                       3,437          11,563            $9.940      6/24/2013
                         691             968            $2.250     11/13/2013
                         808           9,533            $2.250     11/13/2013

Joel Bustos           29,929          35,371            $6.110      7/09/2012
                      11,320          13,380            $6.110      7/09/2012
                       3,402           5,898            $9.940      6/24/2013
                          35           5,665            $9.940	    6/24/2013
                       1,497           5,730            $2.250     11/13/2013
                           2           4,771            $2.250     11/13/2013

David S. Hendrickson  20,000              --            $6.250      9/22/2010
                      20,000              --            $3.630      6/30/2011
                      24,479             521            $2.810      6/23/2012
                       7,083           2,917            $8.450      7/18/2013
                      11,979          13,021            $5.960      6/26/2012
                       1,704          14,428            $9.940      6/24/2013
                       2,878             990            $9.940      6/24/2013
                           3           7,987            $2.250     11/13/2013


                                        33


                       1,996           6,014            $2.250     11/13/2013

Gregory M. Perkins     9,623              --            $4.350      6/03/2011
                       1,458             105            $2.810      6/23/2012
                       7,083           2,917            $8.450      7/18/2013
                       7,187           7,813            $5.960      6/26/2012
                       3,066          11,563            $9.940      6/24/2013
                         371              --            $9.940      6/24/2013
                       1,250          10,500            $2.250     11/13/2013
                         250              --            $2.250     11/13/2013

---------------------

(1) Stock options outstanding are generally exercisable starting one month after the date of grant, and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.
(2) Options are granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.
     Because Rhea J. Posedel owns more than 10% of the Company's outstanding Common Stock, the exercise prices of any incentive stock option granted to him is set at a 10% premium above the market price on the date of the grant. Non-qualified stock options may be granted to Mr. Posedel at the market price on the date of grant.
(3)  These options generally expire five or seven years from the date of grant.


      The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2009 and the value of unexercised options at such date.

    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values



                                           Number of Securities
                     Shares     Value      Underlying Unexercised    Value of Unexercised
                    Acquired   Realized       Options at            In-the-Money Options at
                       on         on       Fiscal Year-End(#)(1)      Fiscal Year-End($)(2)
Name                Exercise(#)Exercise($)Exercisable Unexercisable Exercisable Unexercisable
------------------- ---------- ---------- ----------- ------------- ----------- -------------
Rhea J. Posedel       1,000      $0.00      170,282      66,718         $0.00       $0.00
Gary L. Larson            0      $0.00      104,081      35,919         $0.00       $0.00
Joel Bustos               0      $0.00       46,185      70,815         $0.00       $0.00
David S. Hendrickson      0      $0.00       90,122      45,878         $0.00       $0.00
Gregory M. Perkins        0      $0.00       30,288      32,898         $0.00       $0.00

---------------

(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.
(2) Calculated by determining the difference between the fair market value of the securities underlying the options at year-end ($0.93 per share as of May 31, 2009) and the exercise price of the options.

      The following table shows the potential payments upon termination or change of control for the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2009.

    Potential Payments Upon Termination or Change of Control for each Named Executive Officer

                                                       Involuntary
                                                     Termination not for
Named Executive Benefits and Payments                 Cause Following a
Upon Termination:                                     Change of Control
----------------------------------------------      ---------------------
Rhea J. Posedel
      Base salary                                          $236,076
      Medical continuation                                   24,465
      Value of accelerated stock options (1)                     --

Gary L. Larson
      Base salary                                          $156,694
      Medical continuation                                    6,078
      Value of accelerated stock options (1)                     --

Joel Bustos
      Base salary                                          $100,913
      Medical continuation                                   11,986
      Value of accelerated stock options (1)                     --



David S. Hendrickson
      Base salary                                          $105,523
      Medical continuation                                   13,247
      Value of accelerated stock options (1)                     --

Gregory M. Perkins
      Base salary                                           $91,088
      Medical continuation                                    7,825
      Value of accelerated stock options (1)                     --

-----------------------

(1) Represents the aggregate value of the acceleration of vesting of the executive officer's unvested stock options based on the spread between the closing price of the Company's Common Stock on May 31, 2009 (the last business day of the year) of $0.93 and the exercise price of the stock options. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of the Company's stock on May 31, 2009.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

      In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party. The Company's policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure. Such a transaction is reviewed and approved by the Company's Audit Committee as required by the Audit Committee's charter. We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case by case basis.

Legal Counsel

      During fiscal 2009, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2010.

Change of Control Severance Agreement

      The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel, on September 13, 2006 with Mr. Gregory M. Perkins and on July 9, 2007 with Mr. Joel Bustos, pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in fiscal 2010 following a change of control, the amounts payable to Messrs. Buck, Bustos, Hendrickson, Larson, Perkins and Posedel would be approximately $90,000, $113,000, $119,000, $163,000, $99,000 and $261,000,
respectively. In addition to the amount payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officer's unvested stock options based on the spread between the closing price of the Company's Common Stock on May 31, 2009 (the last business day of the fiscal year) of $0.93 and the exercise price of the stock options for Messrs. Buck, Bustos, Hendrickson, Larson, Perkins and Posedel would be $0.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Anderson and Elder. No interlocking relationship exists between the Company's Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.


                      REPORT OF THE COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.

      The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

      The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                                        COMPENSATION COMMITTEE

                                          Robert R. Anderson
                                          William W.R. Elder



                        COMPLIANCE WITH SECTION 16(a) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2009.


                              FINANCIAL STATEMENTS

      The Company's Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management's discussion and analysis of financial condition and results of operations.


                                  OTHER MATTERS
      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                           By Order of the Board of Directors,


                                              -------------------------------
                                              RHEA J. POSEDEL
                                              Chief Executive Officer and
                                              Chairman of the Board of
                                              Directors
Dated:  September 28, 2009

                                  APPENDIX A

                         CERTIFICATE OF AMENDMENT
                                     OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                             OF AEHR TEST SYSTEMS

      The undersigned, Rhea J. Posedel and Gary L. Larson, hereby certify that:
      1. They are the Chief Executive Officer and Secretary, respectively, of Aehr Test Systems, a California Corporation (the "Company").
      2. The first paragraph of Article III of the Amended and Restated Articles of Incorporation of the Company is amended in its entirety to read as follows:

      This corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is [______] million ([_______]) shares. The number of shares of Common Stock authorized is [______] million ([_______]) shares. The par value of each share of Common Stock is one cent ($0.01). The number of shares of Preferred Stock authorized is ten million (10,000,000) shares. The par value of each share of Preferred Stock is one cent ($0.01). Upon filing of these amended and restated articles of incorporation, each [two (2) to five (5)]* outstanding shares of Common Stock shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the corporation's Common Stock as reported on the NASDAQ Global Market, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of California.
      The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:  _________  __, 200_

                                               By:
                                                    ----------------------
                                                    Rhea J. Posedel
                                                    Chief Executive Officer




                                               By:
                                                    ----------------------
                                                    Gary L. Larson
                                                    Secretary


* These amendments approve the combination of any whole number of shares of Common Stock between and including two (2) and five (5) into one (1) share of Common Stock and a corresponding reduction in the total number of shares of Common Stock that the corporation is authorized to issue. By these amendments, the shareholders would approve each of the four amendments proposed by the Board of

Directors. The Certificate of Amendment filed with the Secretary of State of the State of California will include only that amendment determined by the Board of Directors to be in the best interests of the corporation and its shareholders. The other three proposed amendments will be abandoned. The Board of Directors may also elect not to do any reverse split and corresponding reduction in the total number of shares of Common Stock that corporation is authorized to issue, in which case all four proposed amendments will be abandoned. In accordance with the resolutions to be adopted by the shareholders, the Board of Directors will not implement any amendment providing for a different split ratio.

Proxy  -  AEHR TEST SYSTEMS


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AEHR TEST SYSTEMS

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 27, 2009

The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 27, 2009, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN, (3) FOR THE AMENDMENT TO THE 2006 EMPLOYEE STOCK PURCHASE PLAN, (4) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (5) FOR AN AMMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AUTHORIZING THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK PURSUANT TO WHICH ANY WHOLE NUMBER OF OUTSTANDING SHARES BETWEEN AND INCLUDING TWO (2) AND FIVE (5) WOULD BE COMBINED INTO ONE SHARE OF COMMON STOCK AND TO CONCURRENTLY DECREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK ON A PROPORTIONAL BASIS, AND (6) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                  PLEASE SIGN AND DATE ON REVERSE SIDE

Important notice regarding the Internet availability of proxy materials for the
                      Annual Meeting of Shareholders

The Proxy Statement, Form of Proxy Card and Annual Report are available at: www.aehr.com under the heading "Investors" and the subheading "Proxy Materials".

Annual Meeting Proxy Card

A     Proposals - The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

1.  Election of Directors:
    01 - Rhea J. Posedel  02 - Robert R. Anderson  03 -   William W. R. Elder
    04 - Mukesh Patel     05 - Mario M. Rosati     06 -   Howard T. Slayen

[  ] Mark here to vote    [  ] Mark here to WITHHOLD
     FOR all nominees       vote from all nominees

[ ] For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

      _________________________________________________________

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 800,000 SHARES.

    [  ] For            [  ] Against            [  ] Abstain

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 2006 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 250,000 SHARES.

    [  ] For            [  ] Against            [  ] Abstain

4. PROPOSAL TO RATIFY THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

    [  ] For             [  ] Against           [  ] Abstain

5. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AUTHORIZING THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK PURSUANT TO WHICH ANY WHOLE NUMBER OF OUTSTANDING SHARES BETWEEN AND INCLUDING TWO (2) AND FIVE (5) WOULD BE COMBINED INTO ONE SHARE OF COMMON STOCK AND TO CONCURRENTLY DECREASE THE AUTHORIZED NUMBER OF SHARES OF
    COMMON STOCK ON A PROPORTIONAL BASIS.

    [  ] For             [  ] Against           [  ] Abstain

6. IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

B     Non-Voting Items
      Change of Address  -  Please print new address below.

______________________________________________________________________________

C    Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
This Proxy should be marked, dated, signed by the Shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed postage-paid envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


Date (mm/dd/yyyy) - Please print date below.

____________/___________/_________________



                       Signature 1 - Please keep signature within the box.

                       ___________________________________________________

                       Signature 2 - Please keep signature within the box.

                       ___________________________________________________